UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2003

Boykin Lodging Company

(Exact Name of Registrant as Specified in its Charter)

Ohio (State or Other Jurisdiction of Incorporation)	001-11975 (Commission File Number)	34-1824586 (IRS Employer Identification Number)

Guildhall Building, Suite 1500, 45 W. Prospect Avenue, Cleveland, Ohio (Address of Principal Executive Offices)	44115 (Zip Code)

(216) 430-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On August 25, 2003, Boykin Lodging Company acquired the 233-suite Radisson Suite Beach Resort (the “Resort”) located in Marco Island, Florida, for a price of $27.25 million from MeriStar Hospitality Corporation, an unrelated third party. The purchase price for the Resort was the result of arms-length negotiations. Boykin obtained the funds for the acquisition utilizing availability under its existing credit facility. The Resort will be managed by Boykin Management Company under a management agreement which expires December 31, 2004 and is cancelable by Boykin without penalty upon providing 90 days notice.

The Resort is situated along the Gulf of Mexico on Florida’s Marco Island, just south of Naples. The 233 deluxe one- and two-bedroom suites are centered on a courtyard and all contain screened balconies and views of the Gulf. Other amenities of the property include meeting areas capable of accommodating both large and small groups, an outdoor pool and whirlpool, fine dining and poolside restaurants, a lounge and other resort amenities.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

The financial statements and pro forma financial information required for Item 7 are being prepared and will be filed on a Current Report on Form 8-K/A as soon as practicable, but in no event later than 60 days after the date that this initial report on From 8-K must be filed.

(c)  Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOYKIN LODGING COMPANY

By: /s/ Shereen P. Jones Shereen P. Jones Executive Vice President, Chief Financial and Investment Officer

Date:	September 4, 2003.